EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock, $0.00001 par value per share, of Fisker Inc. dated as of April 26, 2023, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: April 26, 2023	MOORE CAPITAL MANAGEMENT, LP

	By:	/s/ James E. Kaye
James E. Kaye
Vice President

Date: April 26, 2023	MMF LT, LLC

	By:	/s/ James E. Kaye
James E. Kaye
Vice President

Date: April 26, 2023	MOORE GLOBAL INVESTMENTS, LLC

By: Moore Capital Management, LP

	By:	/s/ James E. Kaye
James E. Kaye
Vice President

Date: April 26, 2023	MOORE CAPITAL ADVISORS, L.L.C.

	By:	/s/ James E. Kaye
James E. Kaye
Vice President

Date: April 26, 2023	LOUIS M. BACON

	By:	/s/ James E. Kaye
James E. Kaye
Attorney-in-Fact